Exhibit 11

                             Apple Homes Corporation
                         Earnings per share calculation
                                  June 30, 2000

Basic EPS:
   Income available to common stockholders                             (178,384)

   Weighted average # of shares outstanding                           2,101,367
                                                                     ----------
       Basic EPS                                                         (0.085)
                                                                     ==========

Diluted EPS:
   Income available to common stockholders                             (178,384)

   Adjusted for 10% interest charge on
    convertible debentures                                               10,313

   Adjusted for income tax effect @ 40.00%                               (4,125)
                                                                     ----------

   Diluted income available to common stockholders                     (172,196)

   Diluted weighted average # of shares outstanding                   2,309,867
                                                                     ----------

        Diluted EPS                                                      (0.075)
                                                                     ==========
                                                                    ANTIDILUTIVE